UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2009

Virtus Investment Partners, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10994	95-4191764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pearl St., 9th Floor, Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 248-7971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2009, Virtus Investment Partners, Inc. (the “Company”) entered into a Second Amendment to Loan Agreement (the “Second Amendment”) with Phoenix Life Insurance Company (“Phoenix”), which amends that certain Loan Agreement, dated as of December 31, 2008, by and between Phoenix and the Company, as amended by that certain First Amendment, dated as of January 16, 2009 (collectively, the “Loan Agreement”). The Second Amendment is effective as of December 31, 2008.

The Second Amendment amended the Company’s financial covenant set forth in the Loan Agreement such that the Company must maintain a minimum net worth of $50,000,000, plus 50% of net income for each fiscal quarter (without deducting for any net losses) and 75% of all future equity contributions.

The foregoing disclosure of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Loan Agreement, dated as of March 31, 2009, by and between Virtus Investment Partners, Inc. and Phoenix Life Insurance Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated: April 6, 2009	By:	/s/ Michael A. Angerthal
	Name:	Michael A. Angerthal
	Title:	Chief Financial Officer